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blankrome.com

April 14, 2025

Exchange Place Advisors Trust

c/o Ultimus Fund Solutions, LLC

225 Pictoria Drive

Suite 450

Cincinnati, OH 45246

Ladies and Gentlemen:

We have acted as counsel to Exchange Place Advisors Trust, a Delaware statutory trust (the “Trust”), in connection with the Trust’s registration statement on Form N-14 (Registration No. 333285408) filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on February 28, 2025 as amended through the date hereof, including Pre-Effective Amendment No. 1 thereto filed with the Commission on or about March 14, 2025 (the “Registration Statement”) which covers Investor Class and Class I shares of beneficial interest in the North Square Small Cap Value Fund, a series of the Trust (the “Acquiring Fund”), (the “Shares”), to be issued in connection with to Agreement and Plan of Reorganization (the “Plan”) by and between the Trust, on behalf of the Acquiring Fund, and Valued Advisers Trust (“VAT”), a Delaware statutory trust, on behalf of the Foundry Partners Small Cap Value Fund (the “Acquired Fund”). Pursuant to Section 1 of Article III of the Amended and Restated Trust Instrument (as defined below), the Trust is authorized to issue an unlimited number of each class of Shares of the Acquiring Fund.

The Plan provides for a reorganization involving (1) the transfer of all of the assets of the Acquired Fund to the Acquiring Fund in exchange solely for the Shares, and the assumption by the Acquiring Fund of all of the Acquired Fund’s liabilities ; (2) the distribution of the Shares pro rata to the Acquired Fund’s shareholders in exchange for their shares of the Acquired Fund and in complete liquidation thereof; and (3) the termination of the Acquired Fund, all on the terms and conditions set forth in the Plan (collectively, the “Reorganization”).

In rendering this opinion letter, we have examined the following documents: (i) the Registration Statement, including the form of Plan attached as Appendix A thereto; (ii) the Certificate of Trust of the Trust, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on August 2, 2018, and as amended by that certain Certificate of Amendment filed with the Secretary of State on June 6, 2024 (the “Amended Certificate of Trust”); (iii) the Amended and Restated Agreement and Declaration of Trust of the Trust, dated June 24, 2024 (the “Amended and Restated Trust Instrument”); (iv) the Amended and Restated By-Laws of the Trust, dated June 24, 2024 (the “Amended and Restated By-Laws”) approved by the Board of Trustees of the Trust (the “Board”), as certified to by an officer of the Trust; (v)

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copies of certain resolutions adopted by the Board as certified to by an officer of the Trust, including resolutions adopted by the Board relating to the Registration Statement and the Plan, the establishment of the Acquiring Fund and the Shares, and the authorization for issuance and delivery of the Shares in connection with the Plan (the “Resolutions”); (vi) a Certificate of Good Standing for the Trust, dated April 14, 2025, obtained from the Secretary of State; and (vii) a certificate of an officer of the Trust in respect of the foregoing (collectively, all of the documents listed in clauses (i) through (vii), the “Examined Documents”). We have not reviewed any documents in rendering this opinion letter other than the Examined Documents . In particular, we have not reviewed any document (other than the Examined Documents) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the Examined Documents, the statements, and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete, and accurate in all material respects.

As to various questions of fact material to our opinions stated herein, we have relied upon the representations and warranties made in the Examined Documents. With respect to all of the Examined Documents, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion letter, we have also assumed (i) that the Amended Certificate of Trust, the Amended and Restated Trust Instrument, the Amended and Restated By-Laws and Resolutions constitute the only documents governing the creation, operation and termination of the Trust, and that the Amended Certificate of Trust, the Amended and Restated Trust Instrument, the Amended and Restated By-Laws and the Resolutions are in full force and effect and will not be amended as of the date of our opinion, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the Examined Documents under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the Examined Documents, (iv) that each of the parties (other than the Trust) to the Examined Documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all Examined Documents examined by us, (vi) the payment, by each person to whom a Share has been or is to be issued by the Trust, for such Share, in accordance with the Amended and Restated Trust Instrument and the Resolutions and as contemplated by the Registration Statement, (vii) that the Shares are issued and sold to the shareholders in accordance with the Amended and Restated Trust Instrument, the Amended and Restated By-Laws and the Resolutions and as contemplated by the Registration Statement, (viii) that the Shares will be issued against consideration therefor as described in the Trust’s prospectus relating thereto, and that such consideration will have been at least equal to the applicable net asset value, and (ix) the Plan is the only document governing the Reorganization.

This opinion letter is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.

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Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth in this letter, we are of the opinion that:

1.	The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §3801, et. seq.
2.	The Shares to be issued pursuant to the Registration Statement, when issued and delivered by the Trust to the shareholders of the Acquired Fund in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable beneficial interests in the Trust.

With respect to the opinion expressed in paragraph 2 above, we note that, pursuant to Section 5 of Article IV of the Trust Instrument, the trustees have the power, as frequently as they determine, to cause each shareholder of the Trust, or each shareholder of any particular series or class, to pay directly, in advance or arrears, for charges of the Trust’s transfer, shareholder servicing or similar agent, an amount fixed from time to time by the trustees, by setting off such charges due from such shareholder from declared but unpaid dividends owed such shareholder and/or by reducing the number of shares in the account of such shareholder by that number of full and/or fractional shares which represents the outstanding amount of such charges due from such shareholder.

We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may come to our attention or any changes in laws or court decisions which may occur after the date hereof.

This opinion letter is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. Except as provided in the following paragraph, the opinions set forth above are expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon by, or filed with, any other person or entity or for any other purpose without our prior written consent.

We hereby consent to (i) the filing of this opinion letter as an exhibit to the Registration Statement, and (ii) the use of our name and to the references to our Firm under the caption “Legal Counsel” in the Prospectus and Statement of Additional Information included in the Registration Statement. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, as amended, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and we do not otherwise concede that we come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Blank Rome LLP_

BLANK ROME LLP

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